UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2008

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 6, the Company entered into a Supply Agreement to purchase its requirements of wheat flour from  Conagra Foods Food Ingredients Company, Inc.  The Agreement has a term of five years and is automatically renewable for an additional term of 5 years unless either party gives at least 180 days written notice of termination.  Pricing is based on a formula which varies depending on changes in several factors, including wheat futures prices, millfeed prices and freight costs.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

In connection with an internal restructuring, on November 4, 2008, the Company involuntarily terminated  Brian Cahill, who has been serving as Executive Vice President, Distillery Products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date:   November 7, 2008                                                       By : /s/ Timothy W. Newkirk
 President and Chief Executive Officer